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                                                       EXHIBIT 24




                       POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the securities offered pursuant to the Southern Union Company Supplemental Deferred Compensation Plan.

Dated:    May 24, 1999


JOHN E. BRENNAN                    GEORGE L. LINDEMANN
---------------                    -------------------
John E. Brennan                    George L. Lindemann



AARON I. FLEISCHMAN                GEORGE ROUNTREE, III
-------------------                --------------------
Aaron I. Fleischman                George Rountree, III



PETER H. KELLEY                    DAN K. WASSONG
---------------                    --------------
Peter H. Kelley                    Dan K. Wassong



ADAM M. LINDEMANN                  KURT A. GITTER, M.D.
-----------------                  --------------------
Adam M. Lindemann                  Kurt A. Gitter



ROGER J. PEARSON
----------------
Roger J. Pearson